UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 3, 2020 (October 29, 2020)

CONX Corp.

(Exact name of registrant as specified in its charter)

Nevada	001- 39677	85-2728630
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5701 S. Santa Fe Dr.

Littleton, CO 80120
(Address of principal executive offices, including zip code)
Registrant’s telephone number, including area code: (303) 472-1542
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one share of Class A common stock and one-fourth of one redeemable warrant	CONXU	The Nasdaq Stock Market LLC
Class A common stock, par value $0.0001 per share	CONX	The Nasdaq Stock Market LLC
Warrants, each whole warrant exercisable for one share of Class A common stock at an exercise price of $11.50 per share	CONXW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On November 3, 2020, CONX Corp. (the “Company”) consummated its initial public offering (“IPO”) of 75,000,000 units (the “Units”). Each Unit consists of one share of Class A common stock of the Company, par value $0.0001 per share, and one-fourth of one redeemable warrant of the Company (“Warrant”), with each whole Warrant entitling the holder thereof to purchase one share of Class A common stock for $11.50 per share, subject to adjustment. The Units were sold at a price of $10.00 per Unit, generating gross proceeds to the Company of $750,000,000 (before underwriting discounts and commissions and offering expenses).

In connection with the IPO, the Company entered into the following agreements, forms of which were previously filed as exhibits to the Company’s Registration Statement on Form S-1 (File No. 333-249223) for the IPO, initially filed with the U.S. Securities and Exchange Commission (the “Commission”) on October 1, 2020, as amended (the “Registration Statement”):

•	An Underwriting Agreement, dated October 29, 2020, by and among the Company and Deutsche Bank Securities Inc., which contains customary representations and warranties and indemnification of the underwriter by the Company.

•	A Warrant Agreement, dated October 29, 2020, by and between the Company and Continental Stock Transfer & Trust Company, as warrant agent, which sets forth the expiration and exercise price of and procedure for exercising the Warrants; certain adjustment features of the terms of exercise; provisions relating to redemption and cashless exercise of the Warrants; certain registration rights of the holders of Warrants; provision for amendments; and indemnification of the warrant agent by the Company under the agreement.

•	A Letter Agreement, dated October 29, 2020, by and among the Company, its executive officers, its directors and nXgen Opportunites, LLC, pursuant to which nXgen Opportunites, LLC (the “Sponsor”) and each officer and director of the Company has agreed to vote any shares held by him, her or it in favor of the Company’s initial business combination; to facilitate the liquidation and winding up of the Company if an initial business combination is not consummated within 24 months; to certain transfer restrictions with respect to the Company’s securities; and to certain indemnification obligations of the Sponsor.

•	An Investment Management Trust Agreement, dated October 29, 2020, by and between the Company and Continental Stock Transfer & Trust Company, as trustee, which establishes the trust account that will hold the net proceeds of the IPO proceeds and certain of the proceeds of the sale of the private placement warrants, and sets forth the responsibilities of the trustee; the procedures for withdrawal and direction of funds from the trust account; and indemnification of the trustee by the Company under the agreement.

•	A Registration Rights and Stockholder Agreement, dated October 29, 2020, by and among the Company, nXgen Opportunites, LLC and the other holders party thereto, which provides for customary demand and piggy-back registration rights and, upon and following consummation of the Company’s initial business combination, the right of the Sponsor to nominate three individuals for election to the Company’s board of directors.

•	A Private Placement Warrants Purchase Agreement, dated October 29, 2020, by and among the Company and nXgen Opportunites, LLC, pursuant to which the Sponsor purchased 11,333,333 private placement warrants, each exercisable to purchase one share of Class A Common Stock at $11.50 per share, at a price of $1.50 per warrant.

•	Indemnity Agreements, each dated October 29, 2020, between the Company and each of the officers and directors of the Company, pursuant to which the Company has agreed to indemnify each officer and director of the Company against certain claims that may arise in their roles as officers and directors of the Company.

The above descriptions are qualified in their entirety by reference to the full text of the applicable agreement, each of which is incorporated by reference herein and attached hereto as Exhibits 1.1, 4.1, 10.1, 10.2, 10.3, 10.4 and 10.5 respectively.

Item 3.02.	Unregistered Sales of Equity Securities.

Simultaneously with the closing of the IPO and the issuance and sale of the Units, pursuant to the Private Placement Warrants Purchase Agreement, the Company completed the private sale of an aggregate of 11,333,333 warrants (the “Private Placement Warrants”) to nXgen Opportunites, LLC at a purchase price of $1.50 per Private Placement Warrant, generating gross proceeds to the Company of $17,000,000. The Private Placement Warrants are identical to the Warrants sold in the IPO, except that the Private Placement Warrants, so long as they are held by nXgen Opportunites, LLC or its permitted transferees, (i) are not redeemable by the Company, (ii) may not (including the Class A common stock issuable upon exercise of such Private Placement Warrants), subject to certain limited exceptions, be transferred, assigned or sold by such holders until 30 days after the completion of the Company’s initial business combination, (iii) may be exercised by the holders on a cashless basis and (iv) will be entitled to registration rights. No underwriting discounts or commissions were paid with respect to such sale.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective October 29, 2020, in connection with the IPO, Gerald Gorman (the “Director”) was appointed to the board of directors of the Company (the “Board”). The Board has determined that the Director is an independent director within the meaning of applicable SEC and Nasdaq rules. Effective October 29, 2020, the Director was appointed to the Board’s Audit Committee and the Board’s Compensation Committee, with Mr. Gorman serving as chair of such committees.

Following the appointment of the Director, the Board is comprised of three classes: the term of office of the first class of directors, Class I, which initially consists of Mr. Gorman, will expire at the Company’s first annual general meeting; the term of office of the second class of directors, Class II, which initially consists of Mr. Jason Kiser, the Company’s Chief Executive Officer, will expire at the Company’s second annual general meeting; and the term of office of the third class of directors, Class III, which initially consists of Mr. Charles W. Ergen, the Company’s Chairman, will expire at the Company’s third annual general meeting.

On October 29, 2020, in connection with his appointment to the Board, the Director entered into the Letter Agreement, the Registration Rights and Stockholder Agreement and an Indemnity Agreement with the Company, in the form attached hereto as Exhibit 10.1, Exhibit 10.3 and Exhibit 10.5, respectively. In addition, in October 2020, the Company issued 10,000 shares of restricted Class A common stock of the Company to the Director. These shares will vest on the date of the consummation of the Company’s initial business combination, subject to continued service of the Director on the Board until that date. The Company will reimburse the directors for reasonable out-of-pocket expenses incurred in connection with fulfilling their roles as directors.

Other than the foregoing, the Director is not a party to any arrangement or understanding with any person pursuant to which he was appointed as director, nor is he party to any transactions required to be disclosed under Item 404(a) of Regulation S-K involving the Company.

The foregoing descriptions of the Letter Agreement, the Registration Rights and Stockholder Agreement and the form of Indemnity Agreement do not purport to be complete and are qualified in their entireties by reference to the Letter Agreement, the Registration Rights and Stockholder Agreement and an Indemnity Agreement, in the form attached hereto as Exhibit 10.1, Exhibit 10.3 and Exhibit 10.5, respectively, and are incorporated herein by reference.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Effective October 29, 2020, the Company adopted its Amended and Restated Articles of Incorporation and its Bylaws. The Amended and Restated Articles of Incorporation and the Bylaws are attached as Exhibit 3.1 and Exhibit 3.2 hereto, respectively, and are incorporated by reference herein.

Item 8.01.	Other Events.

A total of $750,000,000, comprised of $735,000,000 of the proceeds from the IPO (which amount includes $26,250,000 of the underwriter's deferred discount) and $15,000,000 of the proceeds of the sale of the Private Placement Warrants, was placed in a U.S.-based trust account at J.P. Morgan Chase Bank, N.A. maintained by Continental Stock Transfer & Trust Company, acting as trustee. Except with respect to interest earned on the funds held in the trust account that may be released to the Company to pay its taxes, the funds held in the trust account will not be released from the trust account until the earliest of (i) the completion of the Company’s initial business combination, (ii) the redemption of any shares of Class A common stock included in the Units sold in the IPO (“public shares”) properly submitted in connection with a stockholder vote to amend the Company’s Amended Charter to modify the substance or timing of the Company’s obligation to redeem 100% of the public shares if the Company does not complete its initial business combination within 24 months from the closing of the IPO or with respect to any other material provisions relating to stockholders’ rights or pre-initial business combination activity and (iii) the redemption of the public shares if the Company is unable to complete an initial business combination within 24 months from the closing of the IPO, subject to applicable law.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
1.1	Underwriting Agreement, dated October 29, 2020, by and among the Company and Deutsche Bank Securities Inc.
3.1	Amended and Restated Certificate of Incorporation.
3.2	Bylaws.
4.1	Warrant Agreement, dated October 29, 2020, by and between the Company and Continental Stock Transfer & Trust Company, as warrant agent.
10.1	Letter Agreement, dated October 29, 2020, by and among the Company, its executive officers, its directors and nXgen Opportunites, LLC.
10.2	Investment Management Trust Agreement, dated October 29, 2020, by and between the Company and Continental Stock Transfer & Trust Company, as trustee.
10.3	Registration Rights and Stockholder Agreement, dated October 29, 2020, by and among the Company, nXgen Opportunites, LLC and the other holders party thereto.
10.4	Private Placement Warrants Purchase Agreement, dated October 29, 2020, by and among the Company and nXgen Opportunites, LLC.
10.5	Form of Indemnity Agreement between the Company and each of the officers and directors of the Company.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONX CORP.

By:	/s/ Kyle Jason Kiser
Name: Kyle Jason Kiser
Title: Chief Executive Officer

Date: November 3, 2020